Exhibit 99.1

pingtan marine enterprise Reports FINANCIAL RESULTS

for the first quarter ended march 31, 2019

Company to Hold Conference Call Friday, May 10, 2019, at 8:30 AM ET

FUZHOU, China, May 9, 2019 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced financial results for its first quarter ended March 31, 2019.

First Quarter 2019 Financial Highlights (all results are compared to prior year period)

●	Revenue increased by 69.3% to $18.4 million from $10.9 million.

●	Gross profit decreased by 27.1% to $4.1 million from $5.6 million.

●	Net loss was $1.97 million, compared to net income of $0.98 million.

●	A non-recurring, non-cash impairment loss of $2.23 million was recorded due to the modification and rebuilding project of 7 vessels.

●	Net loss attributable to owners of the Company was $1.9 million, or $0.02 per basic and diluted share, compared to net income attributable to owners of the Company of $0.9 million, or $0.01 per basic and diluted share.

Management Comments

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “In the first quarter of 2019, we continued focusing on recovery of production capacity by deploying more fishing vessels to international waters for operation, which increased our harvest volume. In early March, the last batch of our first group of 27 modified and rebuilt fishing vessels have left the port of Fuzhou and sailed to the designated international waters for production; thus, all these fishing vessels are in operation. Also, during the first quarter of 2019, the Ministry of Agriculture and Rural Affairs approved the modification and rebuilding of another 24 of our fishing vessels, which indicates our second group of vessels to be modified and rebuilt. After the completion of the modification and rebuilding projects, these vessels will be allowed to operate in the international waters of the Indian Ocean, North Pacific Ocean, Southeast Pacific and Southwest Atlantic Oceans, including Argentina, which will further increase our production capacity and enrich our product mix.”

Factors Affecting Pingtan’s Results of Operations

As previously disclosed, in early December 2014, the Indonesian government introduced a six-month moratorium on issuing new fishing licenses and renewals so that the country’s Ministry of Maritime Affairs and Fisheries (“MMAF”) could combat illegal fishing and rectify ocean fishing order. In February 2015, the Company ceased all fishing operations in Indonesia. During the moratorium, the Company was informed that fishing licenses of four vessels operated through PT. Avona, one of the local companies through which Pingtan conducts business in Indonesia, and the fishery business license of PT. Dwikarya, the other local company through which Pingtan conducts business in Indonesia, were revoked. As a result of and because license renewal was prohibited due to the general moratorium, all local fishing licenses of the Company’s vessels in Indonesia are presently inactive.

Pingtan Marine Enterprise, Ltd. May 9, 2019	Page 2

In November 2015, the Indonesian government announced that the moratorium had concluded. However, the MMAF has not implemented new fishing policies and resumed the license renewal process, and the Company does not know when exactly licensing and renewal will resume. Since the Company previously derived a majority of its revenue from this area, this ban has caused a significant drop in production and our financial results continue to be adversely affected.

In September 2017, the Company was informed that the fishing licenses of 13 vessels deployed to the Indo-Pacific waters were suspended and the vessels were docked in the port by the Ministry of Agriculture and Fisheries ("MAF") of the Democratic Republic of Timor-Leste. The MAF alleged and investigated whether false statements were made by the Company during the licensing process and the vessels were simultaneously registered in Indonesia.  The Company disputed these allegations and the government of Timor-Leste eventually agreed to release these vessels as no evidence was presented to support such allegations. The 13 vessels have returned to China for regular maintenance.

As of March 31, 2019, among the Company’s 141 vessels, 12 are located in the Bay of Bengal in India; 37 are located in international waters; 13 have returned to China from the Democratic Republic of Timor-Leste due to the reason described above; 2 transport vessels are in the modification and rebuilding project; 24 vessels are in preparation for modification and rebuilding; 6 vessels are deregistered and is undergoing the application procedures for modification and rebuilding; the remaining 47 vessels were licensed by the MOA to operate in the Arafura Sea in Indonesia and 3 of them returned to China for maintenance in the first quarter of 2019. The 44 vessels in Indonesian waters, however, are not in operation because the licenses are currently inactive due to either the moratorium discussed above, the revocation of the fishery business license of the local entity through which the vessels operate, or, with respect to 4 vessels, the revocation of the local fishing licenses.

First Quarter 2019 Selected Financial Highlights

($ in millions, except shares and per share)	Three Months ended March 31,
	2019	2018

Revenue	$18.4	$10.9
Cost of Revenue	$14.3	$5.3
Gross Profit	$4.1	$5.6
Gross Margin	22.1%	51.5%
Net (Loss) Income	$(1.97)	$0.98
Basic and Diluted Weighted Average Shares	79.1	79.1
EPS (in $)	$(0.02)	$0.01

Balance Sheet Highlights

($ in millions, except for book value per share)	3/31/2019	12/31/2018

Cash and Cash Equivalents	$76.9	$2.0
Total Current Assets	$99.3	$15.5
Total Assets	$333.4	$247.0
Total Current Liabilities	$88.3	$73.1
Total Long-term Debt, net of current portion	$92.6	$22.3
Total Liabilities	$180.9	$95.4
Shareholders’ Equity	$152.5	$151.6
Total Liabilities and Shareholders’ Equity	$333.4	$247.0
Book Value Per Share (in $)	$1.93	$1.92

Pingtan Marine Enterprise, Ltd. May 9, 2019	Page 3

Consolidated Financial and Operating Review

Revenue

Revenue for the three months ended March 31, 2019 was $18.4 million, an increase of $7.5 million, or 69.3%, from $10.9 million for the same period in 2018. The increase was mainly attributable to significant increase in both harvest volume and sales volume due to more fishing vessels operating in international waters. Sales volume increased by 123% to 8.7 million KG in the three months ended March 31, 2019 from 3.9 million KG in the same period of 2018. Average unit sale price decreased by 24% in the three months ended March 31, 2019, as compared to the three months ended March 31, 2018, which was primarily due to the different sales mix.

Gross Margin

The Company’s gross margin was 22.1% for the three months ended March 31, 2019, compared to 51.5% in the prior year period. As new fishing vessels are deployed in different waters of high seas, a different catch mix led to a drop of average unit sale price by 24%, and more importantly, 8 of our first group of 27 modified and rebuilt fishing vessels set their sail towards the designated waters by the end of the first quarter 2019, driving up the refueling cost and other related costs of revenue while no revenue was generated because the vessels were not yet in operation in the reporting period, which primarily accounted for the decrease in gross margin.

Selling Expenses

For the three months ended March 31, 2019, selling expenses was $0.7 million compared to $0.5 million in the prior year period. The increase was primarily due to the increase in insurance due to the different insured fishing vessel mix, the increase in storage fees and shipping and handling fees as a result of larger warehouses rented and an increased number of deliveries to warehouse, partially offset by the decrease in customs clearance charge and other miscellaneous selling expense.

General & Administrative Expenses

For the three months ended March 31, 2019, general and administrative expenses for the fishing business was $4.8 million, compared to $3.1 million in the prior year period. The increase was primarily due to impairment loss on the vessels for the three months ended March 31, 2019, as well as the increase in professional fees, rent and related administrative service charge and travel and entertainment expenses. The increase was partially offset by the decrease in depreciation in relation to non-operating vessels and in compensation and related benefits and no bad debt expense recorded as compared to $0.17 million for the three months ended March 31, 2018.

Pingtan Marine Enterprise, Ltd. May 9, 2019	Page 4

For the three months ended March 31, 2019, the Company dismantled 1 transport vessel and deregistered 6 fishing vessels and applied to the MOA for building 7 new vessels. Due to the modification and rebuilding projects of the 7 vessels, the Company recorded a non-recurring non-cash impairment loss on the carrying value of the 7 vessels of $2,229,502 and the future cash flow provided by sale or disposal of the 7 vessels will be recorded as other income.

Net (Loss) Income

Net loss for the three months ended March 31, 2019 was $1.97 million, compared to net income of $0.98 million in the same period of 2018. Due to the modification and rebuilding of 7 vessels, the Company recorded a non-recurring, non-cash impairment loss of $2.23 million.

Net (Loss) Income Attributable to Owners of the Company

Net loss attributable to owners of the Company for the three months ended March 31, 2019 was $1.9 million, or $0.02 per basic and diluted share, compared to net income attributable to owners of the Company of $0.9 million, or $0.01 per basic and diluted share, in the same period of 2018.

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call Friday, May 10, 2019 – 8:30 a.m. ET.

The dial-in numbers are:

Live Participant Dial-in (Toll Free):              +1 877-407-0310

Live Participant Dial-in (International):       +1 201-493-6786

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: https://78449.themediaframe.com/dataconf/productusers/pme/mediaframe/30379/indexl.html. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Pingtan Marine Enterprise, Ltd. May 9, 2019	Page 5

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include anticipated growth and growth strategies; need for additional capital and the availability of financing; locating or re-locating vessels in foreign waters and related license requirements; our ability to successfully manage relationships with customers, distributors and other important relationships; actions taken by government regulators, such as the Indonesian moratorium; technological changes; competition; demand for our products and services; the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; legislative or regulatory changes that may adversely affect our business; operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company's fishing vessels and their ability to generate expected annual revenue and net income; and other risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason, except as required by law.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

Maggie Li
Investor Relations Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.

Katherine Yao, Senior Associate

Tel: +86 10 5661 7012

kyao@equityny.com

Pingtan Marine Enterprise, Ltd. May 9, 2019	Page 6

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(IN U.S. DOLLARS)

	For the Three Months Ended March 31,
	2019	2018

REVENUE	$18,424,209	$10,884,268

COST OF REVENUE	14,343,558	5,283,716

GROSS PROFIT	4,080,651	5,600,552

OPERATING EXPENSES:
Selling	709,929	481,451
General and administrative	3,595,390	1,559,597
General and administrative - depreciation	1,222,161	1,566,019
Grant income	-	(1,052,112)
Loss on fixed assets disposal	-	2,181,455

Total Operating Expenses	5,527,480	4,736,410

(LOSS) PROFIT FROM OPERATIONS	(1,446,829)	864,142

OTHER INCOME (EXPENSE):
Interest income	2,516	19,764
Interest expense	(529,165)	(462,259)
Foreign currency transaction gain	90,084	573,992
Loss on equity method investment	(110,616)	(10,951)
Other income	25,671	-

Total Other (Expense) Income, net	(521,510)	120,546

(LOSS) INCOME BEFORE INCOME TAXES	(1,968,339)	984,688

INCOME TAXES	-	-

NET (LOSS) INCOME	$(1,968,339)	$984,688

LESS: NET (LOSS) INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	(81,100)	112,395

NET (LOSS) INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$(1,887,239)	$872,293

COMPREHENSIVE (LOSS) INCOME:
NET (LOSS) INCOME	(1,968,339)	984,688
OTHER COMPREHENSIVE GAIN
Unrealized foreign currency translation gain	2,899,349	5,603,908
COMPREHENSIVE INCOME	$931,010	$6,588,596
LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	124,977	560,609
COMPREHENSIVE INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$806,033	$6,027,987

NET (LOSS) INCOME PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY
Basic and diluted	$(0.02)	$0.01

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053

Pingtan Marine Enterprise, Ltd. May 9, 2019	Page 7

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN U.S. DOLLARS)

	March 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$76,893,321	$1,966,855
Accounts receivable, net of allowance for doubtful accounts	7,245,164	6,307,492
Inventories, net of reserve for inventories	10,246,664	5,840,207
Prepaid expenses	452,875	644,824
Other receivables	4,483,481	698,450

Total Current Assets	99,321,505	15,457,828

OTHER ASSETS:
Cost method investment	3,118,735	3,059,797
Equity method investment	29,317,825	28,872,521
Right-of-use asset	690,793	-
Property, plant and equipment, net	200,950,673	199,571,425

Total Other Assets	234,078,026	231,503,743

Total Assets	$333,399,531	$246,961,571
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$20,895,978	$30,642,125
Accounts payable - related parties	2,988,073	3,244,843
Short-term bank loans	5,169,335	5,085,139
Long-term bank loans - current portion	21,088,587	8,487,295
Accrued liabilities and other payables	7,224,298	6,058,548
Lease liability	690,750	-
Due to related parties	30,292,800	19,555,277

Total Current Liabilities	88,349,821	73,073,227

OTHER LIABILITIES:
Long-term bank loans - non-current portion	92,559,590	22,329,234

Total Liabilities	180,909,411	95,402,461
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Equity attributable to owners of the company:
Ordinary shares ($0.001 par value; 225,000,000 shares authorized; 79,055,053 shares issued and outstanding at March 31, 2019 and December 31, 2018)	79,055	79,055
Additional paid-in capital	81,682,599	81,682,599
Retained earnings	47,705,830	49,593,069
Statutory reserve	14,760,112	14,760,112
Accumulated other comprehensive loss	(10,754,775)	(13,448,047)
Total equity attributable to owners of the company	133,472,821	132,666,788
Non-controlling interest	19,017,299	18,892,322

Total Shareholders’ Equity	152,490,120	151,559,110

Total Liabilities and Shareholders’ Equity	$333,399,531	$246,961,571

Pingtan Marine Enterprise, Ltd. May 9, 2019	Page 8

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN U.S. DOLLARS)

	For the Three Months Ended March 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,968,339)	$984,688
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	2,740,118	2,433,126
Increase in allowance for doubtful accounts	-	168,945
Decrease in reserve for inventories	213,454	64,468
Loss on equity method investment	110,616	10,951
Loss on disposal of fixed assets	-	2,181,455
Impairment loss of fishing vessels	2,229,502	-
Changes in operating assets and liabilities:
Accounts receivable	(814,569)	206,838
Inventories	(4,498,954)	(1,795,329)
Prepaid expenses	391,018	113,507
Other receivables	592,037	(125,770)
Accounts payable	5,444,714	3,008,880
Accounts payable - related parties	(318,642)	(595,916)
Advance from customers	96,342	-
Accrued liabilities and other payables	950,819	(1,200,760)
Accrued liabilities and other payables - related party	(1,290)	(38,208)
Due to related parties	5,223,359	(497,164)

NET CASH PROVIDED BY OPERATING ACTIVITIES	10,390,185	4,919,711

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(21,353,232)	-
Payments made for acquisition of fishing vessels from related party	2,159,246	-
Deposit for purchase of land use right	(4,357,621)	-

NET CASH USED IN INVESTING ACTIVITIES	(23,551,607)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of short-term bank loans	-	(5,000,000)
Proceeds from long-term bank loans	83,002,312	-
Repayments of long-term bank loans	(926,365)	-
Advances from related parties	5,534,231	1,847,136
Payments made for dividend	-	(790,551)

NET CASH PROVIDED (USED IN) BY FINANCING ACTIVITIES	87,610,178	(3,943,415)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	477,710	(204,936)

NET CHANGE IN CASH AND CASH EQUIVALENTS	74,926,466	771,360

CASH AND CASH EQUIVALENTS - beginning of period	1,966,855	3,826,727

CASH AND CASH EQUIVALENTS - end of period	$76,893,321	$4,598,087

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$1,286,302	$424,054
Income taxes	$-	$-

RECONCILIATION TO AMOUNTS ON CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	76,893,321	3,818,837
Restricted cash	-	779,250
TOTAL CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$76,893,321	$4,598,087

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on credit as payable	$10,111,168	$-